UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2012

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53164

Nevada	26-1375322
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4-22-10 Ebisu, Shibuya-ku Tokyo, Japan	1500013
(Address of principal executive offices)	(Zip Code)

81-3-3478-2830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Other Events.

Your Event, Inc., (the “Company”) on September 3, 2012, announced that the Company incorporated a newly formed subsidiary, named YEVN JAPAN, Inc., a company incorporated in Japan. The subsidiary’s headquarters will be located at: Intex Bldg. 2F, 2-7-11 Nishi Gotanda, Shinagawa-Ward, Tokyo 141-0031, JAPAN.

Management formed this subsidiary in order to facilitate it future business operations in Japan.

The proposed focus of this new subsidiary is to help sponsor and administer major events in Japan, not limited to conducting exhibitions for the public to view. Specifically, this would include taking on the operational control related to a World Heritage Exhibition Project, which is responsible for bringing various museum-type exhibition events to Japan. Management is also pursuing the planning and administering memberships of a fan site for Korean entertainers, supporting various events with Korean entertainers.

Prior to forming this subsidiary, management sought to acquire two subsidiaries. These proposed acquisitions turned-out to be inefficient, unfeasible and too costly to justify. Management has decided not to pursue these acquisitions, and formed this new Japanese subsidiary to build it Japanese business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: September 6, 2012	/s/ Mitsuhiro Matsumoto
Name: Mitsuhiro Matsumoto
Title: Secretary and Director